SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      May 10, 2002
                                                -----------------------


                             Disease Sciences, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-27865                  13-264091
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(State or other jurisdiction       (Commission File            (IRS Employer
     or incorporation)                  Number)              Identification No.)



             620 Herndon Parkway, Suite 360, Herndon, Virginia 20170
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (703) 563-6565
                                                   -------------------


          (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant

      At a meeting held on May 10, 2002, the Board of Directors of Disease Sciences, Inc. (the "Company") approved the engagement of Daszkal Bolton, LLP as independent auditors of the Company for the fiscal year ended January 31, 2002, to replace Feldman Sherb & Co., who were dismissed as the Company's auditors effective on May 10, 2002.

      The reports of independent auditors of Feldman Sherb on the Company's financial statements for the two years ended January 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; however, Feldman Sherb's opinion dated August 15, 2001 relative to the financial statements as of and for each of the two years ended January 31, 2001 included an explanatory paragraph relative to Disease Science, Inc.'s ability to continue as a going concern.

      During the two fiscal years ended January 31st, there were no disagreements with Feldman Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Feldman Sherb would have caused Feldman Sherb to make reference to the subject matter in their report.

      Prior to engaging Daszkal Bolton, LLP, the Company did not consult Daszkal Bolton, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statement s or any other financial presentation whatsoever.

      The Company has requested Feldman Sherb to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of Feldman Sherb's letter dated May 16, 2002, is filed as an exhibit to this Report.

Item 7.  Financial Statements and Exhibits

      (c)   Exhibits

      16.1 Letter of Feldman Sherb & Co., P.C. pursuant to Item 304(a)(3) of Regulation SX.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                        By: /s/John R. Signorello
                                        --------------------
                                        John R. Signorello
                                        Chairman and CEO

Dated:  May 16,2002